Exhibit 3.21

AMENDED AND RESTATED

BYLAWS

OF

CONTOUR ENERGY CO.

(a Delaware corporation)

Adopted December 31, 2002

AMENDED AND RESTATED

BYLAWS

OF

CONTOUR ENERGY CO.

i

ii

iii

AMENDED AND RESTATED

BYLAWS

OF

CONTOUR ENERGY CO.

(a Delaware corporation)

ARTICLE 1

MEETINGS OF STOCKHOLDERS

Section 1.1 Place of Meetings. All meetings of the stockholders of the Corporation will be held at a place, if any, as determined by the board of directors, provided that stockholders may participate in any meeting of stockholders by means of remote communication. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication, subject to the other provisions of these bylaws and to the General Corporation Law of Delaware as the same exists or may hereafter be amended (the “DGCL”).

Section 1.2 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of the Corporation’s stockholders shall be held for the election of directors at such date and time as designated by resolution of the board of directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting.

Section 1.3 Notice of Annual Meeting. Written notice of the annual meeting, stating the place, if any, the day and hour thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present and vote will be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting. If the stockholder list is available on an electronic network, the notice shall provide the information required to Jain access to such network.

Section 1.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or the Certificate of Incorporation, may only be called at the request of a majority of the board of directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or one or more stockholders holding in the aggregate not less than a majority of the voting power of the Corporation’s then outstanding stock.

Section 1.5 Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the place, if any, the day and hour thereof, the means of remote communications by which stockholders and proxyholders may be deemed present and vote, and purpose or purposes thereof, will be given or will be caused to be given by the Secretary to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.

Section 1.6 Business at Special Meeting. Business transacted at any special meeting will be confined to the purpose or purposes stated in the Corporation’s notice of special meeting.

Section 1.7 Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held of record by each stockholder, will be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days prior to the meeting, (i) on a reasonably accessible electronic network, or (ii) during ordinary business hours, at the principal place of business of the Corporation. Such list will also be produced and kept open at the time and place of the meeting or, if the meeting is held solely by means of remote communication, on a reasonably accessible electronic network and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Section 1.8 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders 66-2/3% of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by class or series or classes or series is required, the holders of 66-2/3% of the outstanding shares of such class or series or classes or series present in person or represented by proxy, shall constitute a quorum with respect to that vote on the matter, except as otherwise provided in the Certificate of Incorporation or these bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the shares of stock, present in person or represented by proxy, although not constituting a quorum, shall have power to adjourn the meeting without notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting. At any such adjourned meeting at which a quorum is represented any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 1.9 Required Vote. When a quorum is present at any meeting, the vote of the holders of 66-2/3% of the shares entitled to vote represented at the meeting in person or by proxy will decide any question brought before the meeting, unless the question is one upon which, by law or express provision of the Certificate of Incorporation or these bylaws, a different vote is required, in which case such law or express provision will govern and control the decision of such question. Where a separate vote by class or series or classes or series is required by law, the affirmative vote of the holders of 66-2/3% of the shares of such class present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 1.10 Proxies. At any meeting of the stockholders every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by (i) an instrument in writing subscribed by such stockholder or such stockholder’s duly authorized attorney in fact, or (ii) an electronic transmission authorized by the stockholder. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission creating a valid proxy may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.11 Voting. Unless otherwise provided by law or the Certificate of Incorporation, each stockholder will have one vote for each share of stock, registered in such stockholder’s name on the books of the Corporation. If the Certificate of Incorporation provides for more or less than one vote for any share of stock, on any matter, every reference in these bylaws to a majority or other proportion of stock shall be deemed to refer to such majority or other proportion of the votes of such stock.

Section 1.12 Presence at Meetings. Stockholders participating by means of remote communications shall be deemed present in person at such meeting. The Corporation shall (a) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) provide reasonable measures to allow such persons to participate in the meeting and vote and (c) keep records of votes received via remote communications.

Section 1.13 Stockholder Action by Written Consent. (a) Unless denied or otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or an electronic transmission authorized by the stockholder, setting forth the action so taken, is signed and delivered to the Corporation or transmitted to the Corporation in accordance with these bylaws and the DGCL by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

(b) Unless denied or otherwise provided in the Certificate of Incorporation, stockholders may elect directors by written consent in lieu of an annual meeting; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected an annual meeting held at the effective time of such action are vacant and are filled by such action.

(c) Every written consent of stockholders must bear the date of the signature of each stockholder who signs the consent. No written consent of stockholders will be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation are required by the DGCL and these bylaws, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation as required by the DGCL and these bylaws.

(d) A facsimile transmission, e-mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, member or proxyholder, or by a person or persons authorized to act for a stockholder, member or proxyholder shall be deemed to be written, signed and dated for the purposes of this section, provided that any such facsimile transmission, e-mail or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the facsimile transmission, e-mail or other electronic transmission was transmitted by the stockholder, member or proxyholder or by a person or persons authorized to act for the stockholder, member or proxyholder and (ii) the date on which such stockholder, member or proxyholder or authorized person or persons transmitted such facsimile transmission, e-mail or electronic transmission. The date on which such facsimile transmission, e-mail or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by facsimile transmission, e-mail or electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation as required by the DGCL and these bylaws.

(e) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(f) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation as required by the DGCL and these bylaws.

Section 1.14 Voting of Stock of Certain Holders; Elections; Inspections. (a) shares standing in the name of another corporation, domestic or foreign, may be voted by such officers, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee or other fiduciary may be voted by such fiduciary, either in person or by proxy. Shares standing in the name of a receiver may be voted by the receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, such stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee’s proxy, may represent the stock and vote thereon.

(b) If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given in written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(1) If only one votes, such person’s act binds all;

(2) If more than one vote, the act of the majority so voting binds all;

(3) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even split shall be a majority or even split in interest.

(c) All voting, except for elections of directors or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding 66-2/3% of the issued and outstanding stock present in person or represented by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, which, if authorized by the board of directors, may be submitted by electronic transmission, and each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

(d) At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspector shall receive the written ballots, count the votes, and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Section 1.15 Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or, if no Chairman of the Board has been elected or the Chairman of the Board is not present, by the President, or, if the President is not present, by the Vice Chairman of the Board, or, if neither the Chairman of the Board, the President nor the Vice Chairman of the Board is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, the Deputy Corporate Secretary or an Assistant Secretary shall so act; if neither the Secretary nor the Deputy Corporate Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.

Section 1.16 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. Nothing in this Section 1.16 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.17 Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than ten days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of which notice is given or, if notice is waived in accordance with Section 4.4 of these bylaws, at the close of business on the date next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the board of directors and no prior action by the board of directors is required by the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as required by Section 213(b) of the DGCL. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the DGCL with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE 2

BOARD OF DIRECTORS

Section 2.1 Powers. (a) Subject to Section 2.1(b) below and as otherwise may be provided by the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of a board of directors.

(b) Notwithstanding anything contained in these bylaws to the contrary, the Company (and the officers, directors and agents acting on its behalf) shall not take any of the following actions without the prior approval of holders of 66-2/3% of the shares of the Corporation’s stock then outstanding:

(1) entering into any contract or otherwise effecting any transaction, including without limitation, the acquisition or disposition of assets in a single transaction or series of related, involving a total consideration in excess of $5,000,000;

(2) creating any new subsidiaries, any new lines of business, or participating in any new joint venture or investment;

(3) actions outside the ordinary course of business for the Corporation or that obligates the Corporation for more than three years;

(4) incurring borrowed money in excess of $5,000,000;

(5) entering into material related party transactions between the Corporation and any shareholder;

(6) increasing the size of the Board of Directors; and

(7) repurchasing or redeeming any equity interests in the Corporation other than repurchases or redemptions that are (A) pro rata in accordance with the interest each such equity holder possess in the Corporation or (B) of equity interest in the Corporation held by employees thereof.

Section 2.2 Number of Directors. The number of directors which constitute the whole board shall be such number as designated from time to time by the holders 66-2/3% of the Corporation’s stock entitled to vote at an election for directors of the Corporation.

Section 2.3 Election and Term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2.4, and each director elected shall hold office until such director’s successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the Corporation.

Section 2.4 Vacancies. If any vacancy occurs in the board of directors caused by the death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the resulting vacancy or the newly created directorship; and a director so chosen shall hold office until the next election and until such director’s successor shall be duly elected and shall qualify, unless sooner removed. Except as otherwise provided in the Certificate of Incorporation, whenever the holders of any class or series of stock are entitled to elect one or more directors by the Certificate of Incorporation, vacancies or newly-created directorships of such class or series may be filled by a majority of the directors elected by such class or series thereof then in office, or by a sole remaining director so elected.

Section 2.5 Resignation; Removal. (a) Any director may resign at any time upon written notice or electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. A written notice of resignation shall be effective as of the date and time specified therein, if any, or if no date and time is so specified, upon receipt. Unless so stated in the notice of resignation, no acceptance of the resignation is necessary to make it effective.

(b) Any director or the entire board of directors may be removed, with or without cause, by the holders of 66-2/3% of shares entitled to vote at an election of directors, provided, however, that if the Certificate of Incorporation provides for cumulative voting, and if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is part.

(c) Whenever the holders of any class or series are entitled to elect one or more directors by the Certificate of Incorporation, Section 2.5(b) shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding stock as a whole.

Section 2.6 Compensation of Directors. The board of directors shall have the authority to fix the compensation of directors and members of committees of the board, provided, directors who are also employees of the Corporation shall not receive compensation in addition to their regular salary for serving on the board or any committee of the board. Directors and members of standing committees of the board shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the board of directors and any standing committees thereof. No provision of these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 3

MEETINGS AND COMMITTEES OF THE BOARD

Section 3.1 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. No notice of such meeting shall be necessary. Alternatively, the board of directors may meet for such purpose, at such place and time as is fixed by the consent in writing of all the directors.

Section 3.2 Regular Meetings. Regular meetings of the board of directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the board of directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.3 Special Meetings. Special meetings of the board of directors may be called by the Chief Executive Officer, if any, the President or the Chairman of the Board of Directors on two days’ notice to each director. Special meetings will be called by the President or the Secretary in like manner and on like notice upon the written request of any director. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

Section 3.4 Quorum and Voting. At all meetings of the board of directors, a majority of the total number of the whole board of directors will be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of these bylaws, the term “whole board” shall mean the total number of directors that the Corporation would have if there were no vacancies on the Corporation’s board of directors. The act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting of another place, means of remote communications, date, or time of the adjourned meeting. If the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

Section 3.5 Presence at Meetings. The directors may hold their meetings in any manner permitted by law. Without limitation, at any meeting of the board of directors, a member may attend by telephone or other communication equipment by means of which all participants can hear each other and which permits him to participate in the meeting, and participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at such meeting, including for purposes of the determination of whether a quorum is present, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.6 Action by Written Consent. Any action required or permitted to be taken by the board of directors or any committee, if one is established, under applicable statutory provisions, the Certificate of Incorporation, or these bylaws, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the directors or committee, as the case may be.

Section 3.7 Committees of Directors. The board of directors may, by a vote of a majority of the whole board, establish one or more committees. Each committee shall consist of one or more members of the board of directors. Presence of a majority of the committee members shall constitute a quorum at committee meetings. A committee may act by a majority vote of its voting members present at a meeting. Each committee shall have and may exercise such of the powers of the board of directors in the management of the business and affairs of the Corporation as may be provided in these bylaws or by resolution of the board of directors, except that no committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. Each committee may authorize the seal of the Corporation to be affixed to any document or instrument. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of a committee may be called by any member of the committee on two days’ notice to each member. Any member of a committee may participate in any meeting of the committee by telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may, if deemed advisable, unanimously appoint another member of the board of directors to act at the meeting in the place of the disqualified or absent member. Each committee may fix such other rules and procedures governing conduct of its meetings as it shall deem appropriate.

ARTICLE 4

NOTICES

Section 4.1 Methods of Notice. Whenever any notice is required to be given by the DGCL, the Certificate of Incorporation or these bylaws, such notice may be given in writing by mail or personal delivery addressed to the recipient at such address as appears on the records of the Corporation, or by a form of electronic transmission consented to by the person to whom notice is given.

Section 4.2 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Secretary of the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 4.3 Time of Notice. (a) Notice shall be deemed to be given by mail, at the time when the same shall be deposited in the United States mail with postage thereon prepaid.

(b) Notice by personal delivery shall be deemed to be given upon receipt.

(c) Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

Section 4.4 Waiver of Notice. Whenever any notice is required to be given by the DGCL, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person entitled to the notice, or a waiver by electronic transmission to the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.5 Exception to Requirements of Notice. Whenever notice is required to be given under the DGCL, the Certificate of Incorporation or these bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE 5

OFFICERS

Section 5.1 Executive Officers. The officers of the Corporation shall consist of the President and Secretary, each of whom shall be elected by the board of directors. The board of directors may also elect a Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person. Except for the Chairman of the Board of Directors, none of the officers of the Corporation need be directors.

Section 5.2 Other Officers and Agents. The board of directors may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the board of directors.

Section 5.3 Compensation. The compensation of all officers of the Corporation will be fixed by the board of directors except as otherwise directed by the board of directors.

Section 5.4 Term, Removal and Vacancies. The officers of the Corporation will hold office until their resignation or until they are removed. Any officer, agent or member of any committee elected or appointed by the board of directors may be removed at any time by the board of directors; but such removal shall be without prejudice to the contract rights, if any, of the removed party. If any such office becomes vacant for any reason, the vacancy may be filled by the board of directors.

Section 5.5 Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is elected, shall preside at meetings of the board of directors and stockholders. The Chairman of the Board of Directors shall have such other powers and duties as may from time to time be prescribed by the board of directors.

Section 5.6 Chief Executive Officer. The Chief Executive Officer, if one is elected, shall preside at meetings of the stockholders if there is no Chairman of the Board of Directors or in his absence. The Chief Executive Officer shall supervise and have overall responsibility for the business, administration and operations of the Corporation. In general, he shall perform all duties as from time to time may be assigned to him by the board of directors. He shall from time to time make such reports of the affairs of the Corporation as the board of directors may require.

Section 5.7 President. If no Chief Executive Officer is elected by the board of directors, the President shall instead have the authority and responsibilities of the Chief Executive Officer. The President shall also have such duties as shall be assigned to the President from time to time by the Chief Executive Officer or the board of directors. During the absence of the Chief Executive Officer or during his inability to act, the President shall exercise the powers and shall perform the duties of the Chief Executive Officer, subject to the direction of the board of directors. Subject to any limitations imposed on such officers by the board of directors, each such officer shall have the power and authority to take actions necessary for the proper performance of his duties.

Section 5.8 Chief Operating Officer and Chief Financial Officer. If elected by the board of directors, the Chief Operating Officer and Chief Financial Officer shall have the duties assigned to each by the board of directors, the Chief Executive Officer or by the President.

Section 5.9 Vice Presidents. The Vice Presidents, in the order determined by the board of directors, will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and will perform such other duties as the board of directors, the Chief Executive Officer or the President may prescribe.

Section 5.10 Secretary. The Secretary will attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and will perform like duties for the standing committees of the board of directors when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and will perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer or the President. The Secretary will keep in safe custody the seal of the Corporation and, when authorized by the board of directors, affix the seal to any instrument requiring it, and when so affixed it shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary.

Section 5.11 Assistant Secretaries. The Assistant Secretaries, in the order determined by the board of directors will perform, in the absence or disability of the Secretary, the duties and exercise the powers of the Secretary and will perform such other duties as the board of directors, the Chief Executive Officer, the President or the Secretary may prescribe.

Section 5.12 Treasurer. The Treasurer will have the custody of the Corporation’s funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors or the Chief Executive Officer, the President or the Chief Financial Officer. The Treasurer will disburse the funds of the Corporation as may be ordered by the board of directors or the Chief Executive Officer, the President or the Chief Financial Officer, and will render to the board of directors or the Chief Executive Officer, the President or the Chief Financial Officer, whenever any of them may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.13 Assistant Treasurers. The Assistant Treasurers in the order determined by the board of directors, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties as the board of directors or the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may prescribe.

Section 5.14 Voting as Stockholder. Unless otherwise determined by resolution of the board of directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation, partnership or other entity, in which the Corporation may hold stock or other equity interests, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation, partnership or other entity, without a meeting. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE 6

STOCKS AND STOCKHOLDERS

Section 6.1 Stock Certificates; Uncertificated Stock. (a) The stock of the Corporation shall be represented by certificates; provided, however, that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to stock represented by a certificate until each such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, upon request, every holder of uncertificated stock shall be entitled to have such stock certificated. Certificates representing stock of the Corporation shall be in the form approved from time to time by the board of directors. Certificates shall (i) be issued in consecutive order, (ii) be numbered in the order of their issue, (iii) exhibit the stockholder’s name and number of shares, (iv) be signed by the Chairman of the Board of Directors, the Chief Executive Officer, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and (v) be sealed with the seal of the Corporation or a facsimile thereof. Any signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issuance.

Section 6.2 Stock Ledger. (a) A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the stock issued by the Corporation, the number of shares of each class and series of any stock so owned, owned by such stockholder, the date of issuance thereof and, in the case of cancellation, the date of cancellation and the certificate number representing such stock, if certificated.

(b) The Corporation’s stock ledger will be the only evidence as to who are the stockholders entitled to (i) examine the stock ledger, (ii) examine the list of stockholders entitled to vote at a meeting, (iii) examine the books and records of the Corporation, or (iv) vote in person or by proxy at any meeting of stockholders.

Section 6.3 Addresses of Stockholders. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation.

Section 6.4 Lost, Stolen or Destroyed Certificates. The board of directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 6.5 Transfer of Stock. After surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and subject to any restrictions on transfers arid applicable law, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the State of Delaware.

Section 6.6 Regulations. The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with these bylaws, concerning the issue, transfer and registration of the Corporation’s stock and the certification of its stock.

Section 6.7 Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.

ARTICLE 7

INDEMNIFICATION

Section 7.1 Indemnification. The Corporation shall, to the fullest extent permitted from time to time under law, indemnify any person who was or is a party, is threatened to be made a party, is a witness or otherwise participates in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation (an “indemnitee”) against all liabilities, damages, losses, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding. The Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the Corporation. The Corporation shall also have the power to enter and perform its obligations under indemnification agreements to the fullest extent permitted by the DGCL.

Section 7.2 Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article 7. The advance to be made hereunder shall be paid by the Corporation as soon as practicable but in any event no later than five (5) days after written demand with supporting documentation by indemnitee therefor to the Corporation. Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such reasonable terms and conditions, if any, as the Corporation deems appropriate.

Section 7.3 Permissive Indemnification. The rights to indemnification and advancement of expenses which are conferred to the Corporation’s directors and officers by this Article 7 may also be conferred upon any person who is or was a non-officer employee or agent of the Corporation and upon any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if, and to the extent, specifically authorized by the board of directors.

Section 7.4 Other Rights Not Impaired. The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 7.5 Certain References. (a) For purposes of this Article 7, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Article 7, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries.

Section 7.6 Rights After Termination of Status. The indemnification provided by this Article 7 shall, and, unless otherwise provided when authorized or ratified, the advancement of expenses granted pursuant to this Article 7 may, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7 Insurance for Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation has the power to indemnify such person against such liability under this Article 7 or the provisions of the DGCL.

Section 7.8 Other Arrangements for Indemnification. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any person, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation or (iv) establish a letter of credit, guaranty or surety arrangement.

Section 7.9 No Rights of Subrogation. No Rights of Subrogation. Indemnification under these bylaws and under the Certificate of Incorporation shall be a personal right and the Corporation shall have no liability under this Article 7 to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment, or succession by any other means to the claim of any person to indemnification under these bylaws or the Certificate of Incorporation.

Section 7.10 Effect of Modification. Any repeal or modification of any provision of this Article 7 by the stockholders of the Corporation shall not adversely affect any person’s right to indemnification and protection existing immediately prior to the time of such repeal or modification.

ARTICLE 8

GENERAL

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless changed by resolution of the board of directors.

Section 8.2 Dividends. The board of directors may from time to time declare, and, if so declared, the Corporation shall pay, dividends on its outstanding shares of stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to law or the Certificate of Incorporation or any agreement restricting payment of dividends. Such dividends may be declared at any regular or special meeting of the board of directors, and the declaration and payment will be subject to all applicable provisions of law, the Certificate of Incorporation and these bylaws.

Section 8.3 Reserves. The board of directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose, and may modify or abolish any such reserve in the manner in which it was created.

Section 8.4 Checks. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 8.5 Corporate Records. All books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the board of directors may from time to time determine. The Corporation’s books and records may be kept on, or by means of, or be in the form of, any information storage device, or other method provided that the records can be converted into clearly legible paper form within a reasonable time.

Section 8.6 Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the board of directors.

Section 8.7 Reliance Upon Books, Records and Reports. A member of the board of directors, or a member of any committee designated by the board of directors, shall, in the performance of such person’s duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation.

Section 8.8 Application of Bylaws. In the event that any provisions of these bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the Corporation or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these bylaws applies, or may apply, such provision of these bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

Section 8.9 Amendment. These bylaws may not be altered, amended or repealed nor may the Corporation adopt new bylaws except with the prior consent of the holders of 66-2/3% of the shares entitled to vote at an election of directors.

Adopted December 31, 2002.

/s/ Eddie Taylor
Eddie Taylor,
Assistant Secretary